Exhibit 99.3

Sigma Labs Announces Closing of Public Offering of Common Stock and Exercise of Over-Allotment Option

SANTA FE, NM - January 12, 2021 - Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a leading developer of quality assurance software for the commercial metal 3D printing industry, today announced the closing of its previously announced underwritten public offering of 1,488,507 shares of common stock at a public offering price of $3.00 per share. In connection with the offering, the underwriter exercised in full its over-allotment option to purchase an additional 223,276 shares of common stock at the public offering price, less the underwriting discount. As a result, the total offering size was 1,711,783 shares, and the gross proceeds from the offering were $5,135,349, before deducting underwriting discounts and estimated offering expenses.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

“I am very pleased with the interest in Sigma Labs and the confidence that the market has shown in our ability to execute on the opportunity in front of us in 2021,” said Mark K. Ruport, President and CEO of Sigma Labs. “This offering strengthens our balance sheet and will allow the management team to focus on meeting the milestones and goals that we have established for the coming year,” concluded Ruport.

The shares of common stock were offered by the Company pursuant to an effective registration statement on Form S-3 (File No. 333-225377) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on June 1, 2018 and declared effective on June 14, 2018. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement, as supplemented by supplement no. 1, and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may also be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (646) 975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA®) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring solutions known as PrintRite3D® for 3D metal advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of 3D metal printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, but not limited to, statements with respect to the use of proceeds of the underwritten public offering of common stock and the extent of funding of working capital costs. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, Sigma Labs’ business and financial condition, Sigma Labs’ ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma Labs’ public filings with the SEC, including the “Risk Factors” in Sigma Labs’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. and which may be viewed at www.sec.gov.

Contact:

Investor Contact:

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745

investors@sigmalabsinc.com